As filed with the Securities and Exchange Commission on September 1, 2017

Registration No. 333-25717

Registration No. 333-46357

Registration No. 333-62599

Registration No. 333-51588

Registration No. 333-122221

Registration No. 333-125040

Registration No. 333-128862

Registration No. 333-138102

Registration No. 333-155316

Registration No. 333-04947

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-25717

FORM S-3 REGISTRATION STATEMENT NO. 333-46357

FORM S-3 REGISTRATION STATEMENT NO. 333-62599

FORM S-3 REGISTRATION STATEMENT NO. 333-51588

FORM S-3 REGISTRATION STATEMENT NO. 333-122221

FORM S-3 REGISTRATION STATEMENT NO. 333-125040

FORM S-3 REGISTRATION STATEMENT NO. 333-128862

FORM S-3 REGISTRATION STATEMENT NO. 333-138102

FORM S-3 REGISTRATION STATEMENT NO. 333-155316

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-04947

UNDER THE SECURITIES ACT OF 1933

FELCOR LODGING TRUST INCORPORATED

(Rangers Sub I, LLC, as successor by merger to FelCor Lodging Trust Incorporated)

(Exact name of registrant as specified in its charter)

Maryland	75-2541756
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o RLJ Lodging Trust

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

(301) 280-7777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ross H. Bierkan

President and Chief Executive Officer

RLJ Lodging Trust

3 Bethesda Metro Center

Suite 1000

Bethesda, Maryland 20814

(301) 280-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service of process for

Rangers Sub I, LLC as successor by merger to FelCor Lodging Trust Incorporated)

Copy to:

David W. Bonser

Leslie B. Reese, III

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”), deregisters all shares of FelCor Lodging Trust Incorporated’s  (the “Registrant”) common stock, par value $0.01 per share (“Shares”), and any other securities remaining unissued under the following Registration Statements on Form S-3 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-3 (No. 333-04947), filed with the Commission on May 31, 1996, as amended, pertaining to the registration of 4,291,192 Shares for resale, from time to time, by the selling stockholders named in the Registration Statement.

•                  Registration Statement on Form S-3 (No. 333-25717), filed with the Commission on April 24, 1997, pertaining to the registration of an indeterminate amount of Shares, shares of the Registrant’s preferred stock, par value $0.01 per share (“Preferred Shares”), debt securities of the Registrant, and common stock warrants of the Registrant, with an aggregate public offering price of up to $500,000,000.

•                  Registration Statement on Form S-3 (No. 333-46357), filed with the Commission on February 13, 1998, as amended, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares, Preferred Shares represented by depositary shares, debt securities, and common stock warrants of the Registrant, with an aggregate offering price of up to $1,000,000,000.

•                  Registration Statement on Form S-3 (No. 333-62599), filed with the Commission on August 31, 1998, pertaining to the registration of 273,646 Shares for resale, from time to time, by the selling stockholders named in the Registration Statement.

•                  Registration Statement on Form S-3 (No. 333-51588), filed with the Commission on December 11, 2000, pertaining to the registration of 5,823,060 Shares to be issued upon redemption of the units of limited partnership interests in the operating partnership of the Registrant, FelCor Lodging Limited Partnership, held by the selling stockholders named in the Registration Statement.

•                  Registration Statement on Form S-3 (No. 333-122221), filed with the Commission on January 21, 2005, pertaining to the registration of 6,130,313 Shares for resale, from time to time, by the selling stockholders named in the Registration Statement.

•                  Registration Statement on Form S-3MEF (No. 333-125040), filed with the Commission on May 18, 2005, pertaining to the registration of 413,685 Shares for resale, from time to time, by the selling stockholders named in the Registration Statement.

•                  Registration Statement on Form S-3 (No. 333-128862), filed with the Commission on October 6, 2005, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares, Preferred Shares represented by depositary shares, and common stock warrants of the Registrant, with an aggregate public offering price of up to $600,000,000.

•                  Registration Statement on Form S-3 (No. 333-138102), filed with the Commission on October 20, 2006, as amended, pertaining to the registration of 1,045,415 Shares for resale, from time to time, by the selling stockholders named in the Registration Statement.

•                  Registration Statement on Form S-3 (No. 333-155316), filed with the Commission on November 12, 2008, as amended, pertaining to the registration of an indeterminate amount of Shares, Preferred Shares, Preferred Shares represented by depositary shares, and common stock warrants of the Registrant, with an aggregate public offering price of up to $600,000,000.

Effective August 31, 2017, pursuant to the Agreement and Plan of Merger, dated as of dated April 23, 2017 (as amended or supplemented from time to time, the “Merger Agreement”), by and among the Registrant, RLJ Lodging Trust (“RLJ”), RLJ Lodging Trust, L.P., Rangers Sub I, LLC., a wholly owned subsidiary of RLJ (“REIT Merger Sub”), Rangers Sub II, LP and FelCor Lodging Limited Partnership, the Registrant merged with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving limited liability company and a subsidiary of RLJ.

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 1st day of September, 2017.

RANGERS SUB I, LLC, as successor by merger to FelCor Lodging Trust Incorporated

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Treasurer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.

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